UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2006

THE PROVIDENCE SERVICE

CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50364	86-0845127
(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 4, 2006, The Providence Service Corporation (“the Company”) acquired substantially all of the assets of Innovative Employment Solutions (“IES”), a division of Ross Education, LLC. IES is a Michigan based provider of workforce development services. IES also provides workforce development services in Pennsylvania, West Virginia and New York. The purchase price consisted of cash of $7.8 million (less approximately $1.3 million placed into escrow as security against indemnification obligations, working capital adjustments and payment of the purchase price). The purchase price was funded from proceeds from the Company’s follow-on offering of its common stock completed in April 2006. This acquisition was retroactively effective as of August 1, 2006 and expands the Company’s existing workforce development service continuum.

The description of the acquisition described in this report does not purport to be complete and is qualified in its entirety by reference to the asset purchase agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The asset purchase agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the registrant. The asset purchase agreement contains representations and warranties the parties thereto made to and solely for the benefit of the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the asset purchase agreement. In addition, the asset purchase agreement, including the representations and warranties contained therein, is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the asset purchase agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02	Results of Operations and Financial Condition.

The following information is being provided pursuant to Item 2.02. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On August 9, 2006, the Company announced earnings for the quarter ended June 30, 2006 and issued revised guidance for 2006. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The following information is being provided pursuant to Item 7.01. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The information contained under Item 2.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Asset Purchase Agreement dated as of August 4, 2006 by and between Providence Community Services, Inc., a wholly owned subsidiary of The Providence Service Corporation, and Ross Education, LLC and The Providence Service Corporation (as Guarantor).

99.1	Company’s Press Release dated August 9, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: August 10, 2006	By:	/s/ Michael N. Deitch
Michael N. Deitch
Chief Financial Officer

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